Exhibit 23
Consent of Independent Registered Public Accounting Firm
As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2007, included in this Annual Report of the Post Properties, Inc 401(k) Plan on Form 11-K for the year ended December 31, 2006, into the Plan’s previously filed Registration Statement No. 333-00020 on Form S-8.

Atlanta, Georgia	/s/ Gifford, Hillegass & Ingwersen, LLP
June 26, 2007	Gifford, Hillegass & Ingwersen, LLP

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